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                                                                    EXHIBIT 4.21

                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 22, 2003, among Creation Group Holdings, Inc., an Indiana corporation, Creation Group, Inc., an Indiana corporation (each a "Guaranteeing Subsidiary" and together the "Guaranteeing Subsidiaries"), which are subsidiaries of Dura Operating Corp. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and BNY Midwest Trust Company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 18, 2002, providing for the issuance of an aggregate principal amount of $350.0 million of 85/8% Senior Notes due 2012 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each a "Subsidiary Guarantee" and together the "Subsidiary Guarantees"); and

                  WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue

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                                    principal of and interest on the Notes, if
                                    any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

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                  (g)      As between the Guarantors, on the one hand, and the
Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

                  3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  4. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiaries may not sell or otherwise dispose of all or substantially all of their assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person unless:

                           (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                           (ii)     either:

                                    (A)      the Person acquiring the property
                                             in any such sale or disposition or
                                             the Person formed by or surviving
                                             any such consolidation or merger
                                             assumes all the obligations of such
                                             Guaranteeing Subsidiary under

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                                             the Indenture, the Guaranty and the
                                             Registration Rights Agreement,
                                             pursuant to a supplemental
                                             indenture satisfactory to the
                                             Trustee and appropriate collateral
                                             documents satisfactory to the
                                             Trustee; or

                                    (B)      the Net Proceeds of such sale or
                                             other disposition are applied in
                                             accordance with the applicable
                                             provisions of the Indenture.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  5. RELEASES.

                  (a) The Subsidiary Guarantee of a Guarantor will be released (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), to a Person that is not (either before or after giving effect to such

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                           transaction) a Restricted Subsidiary of the Company,
                           if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with Section
                           4.10 of the Indenture; (ii) in connection with any sale of all of the capital stock of a Guarantor to a person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the Company applies the Net Proceeds of that sale in accordance with Section 4.10 of the Indenture; (iii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; (iv) if that Guarantor ceases to guarantee, pledge any of its assets or otherwise provide direct or indirect credit support for any Indebtedness or other obligations of Dura Automotive Systems, Inc., the Company or any Restricted Subsidiary; or (v) in connection with the sale, disposition or transfer of all of the assets of a Guarantor to another Guarantor or the Company. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the, Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

                  6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  October 22, 2003

                                             CREATION GROUP HOLDINGS, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             CREATION GROUP, INC.

                                             By: /s/  David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             DURA G.P.

                                             By: Dura Operating Corp.
                                             Its: General Partner

                                             By: /s/  David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             DURA OPERATING CORP.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

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                                             DURA AUTOMOTIVE SYSTEMS CABLE
                                             OPERATIONS, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             UNIVERSAL TOOL & STAMPING
                                             COMPANY INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             ADWEST ELECTRONICS, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             DURA AUTOMOTIVE SYSTEMS OF
                                             INDIANA, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             ATWOOD AUTOMOTIVE INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

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                                                                    EXHIBIT 4.21

                                             MARK I MOLDED PLASTICS OF
                                             TENNESSEE, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             DURA AUTOMOTIVE SYSTEMS, INC.

                                             By: /s/ David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             ATWOOD MOBILE PRODUCTS, INC.

                                             By: /s/  David R. Bovee
                                                 -------------------------------
                                             Name: David R. Bovee
                                             Its: President, Chief Financial
                                                  Officer and Treasurer

                                             BNY MIDWEST TRUST COMPANY, as
                                             Trustee

                                             By: /s/ ROXANE ELLWANGER
                                                 -------------------------------
                                             Name: ROXANE ELLWANGER
                                             Its: ASSISTANT VICE-PRESIDENT